Exhibit 10.4

THIS OPTION AND THE SHARES OF STOCK UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE SECURITIES ACT OR THE STATE SECURITIES LAWS IS NOT REQUIRED. THE OPTIONEE UNDERSTANDS THAT THE COMPANY IS UNDER NO OBLIGATION TO REGISTER, QUALIFY, OR LIST THIS OPTION OR THE SHARES UNDERLYING THIS OPTION WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY STOCK EXCHANGE.

[GRAPHIC]

NONQUALIFIED STOCK OPTION AGREEMENT
FOR EXECUTIVES

OPTIONEE'S NAME

        Nuestra Tarjeta de Servicios, Inc., a Georgia corporation (the "Company"), hereby grants to the optionee named above (the "Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions set forth in this Stock Option Agreement ("Agreement").

In Witness Whereof, this Agreement has been executed by the Company by a duly authorized officer effective as of the date of grant.

Nuestra Tarjeta de Servicios, Inc.
By:

Name: Drew W. Edwards
Title: Chief Executive Officer
Optionee
Signature:

Optionee Name:

Address:

The Optionee hereby acknowledges receipt of a copy of the terms and conditions forming a part of this Agreement, represents that he or she has read and understands the terms and conditions of this Agreement, and accepts this Option subject to all the terms and conditions of this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that he or she should consult a tax adviser prior to such exercise or disposition.

This Option is not an Incentive Stock Option.

No. of Shares Subject to Option:

Exercise Price Per Share:

Expiration Date:

Date of Grant:

Shares subject to issuance under this Option shall be eligible for exercise according to the following vesting schedule, subject to the terms and conditions set forth in this Agreement:

Vesting Schedule
Date	No. of Shares

This is not a stock certificate or a negotiable instrument

[GRAPHIC]

NONQUALIFIED STOCK OPTION AGREEMENT
ADDITIONAL TERMS AND CONDITIONS

        1.    Definitions.    As used in this Agreement, the following terms have the following meanings unless the context clearly indicates to the contrary:

        "Board" means the Board of Directors of the Company.

        "Code" means the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "Committee" means a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of Directors or a committee of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of "outside directors" (as that term is defined in the Code) for certain grants of Options to highly compensated executives. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee means a reference to the Board.

        "Corporate Transaction" means any of the following transactions to which the Company is a party:

          (a)   a merger, consolidation, share exchange, combination or other transaction or series of transactions (other than a public offering by the Company for cash of the Company's capital stock, debt or other securities) in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

          (b)   the sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c)   the liquidation or dissolution of the Company; or

          (d)   A change in the composition of the Board as a result of which fewer than one-half of the incumbent directors are directors who either:

              (i)  Had been directors of the Company 24 months prior to such change; or

             (ii)  Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

        "Director" means a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the SEC, as the same may be in effect or set forth from time to time.

        "Exchange Act" means the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

        "Fair Market Value" on any date means (i) the closing sales price of the Stock on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and anticipated future earnings.

        "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under this Agreement according to interpretative or "no-action" positions with respect thereto issued by the SEC.

        "Purchasable" refers to Stock which may be purchased by the Optionee under the terms of this Agreement on or after a certain date specified in the Agreement.

        "Qualified Domestic Relations Order" has the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

        "Retirement" shall mean the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.    Administration.

          (a)    Duties and Powers of the Committee.    This Agreement shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Agreement, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the authority to amend or modify this Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

          (b)    Interpretation; Rules.    Subject to the express provisions of this Agreement, the Committee also shall have complete authority to interpret this Agreement, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of this Agreement, including, without limitation, the amending or altering of this Agreement as may be required to comply with or to conform to any federal, state, or local laws or regulations.

          (c)    No Liability.    Neither any member of the Board nor any member of the Committee shall be liable to Optionee or any other person for any act or determination made in good faith with respect to this Agreement.

        3.    Exercise Terms.    The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        4.    Termination of Employment.

          (a)   In the event of the termination of Optionee's employment with the Company or any of its Subsidiaries that is either (i) by the Company other than for "Cause" (as defined in Optionee's Employment Agreement with the Company), (ii) voluntary on the part of the Optionee for "Good Reason" (as defined in Optionee's Employment Agreement with the Company), or (iii) where acceleration of vesting and exercisability of outstanding options is specifically provided in Optionee's Employment Agreement with the Company, the Option shall become immediately vested and exercisable in full, and the Optionee (or his or her personal representative) may exercise this Option within a period ending at the Expiration Date of this Option.

          (b)   In the event of a termination of the Optionee's employment that is either (i) for Cause or (ii) voluntary on the part of the Optionee other than for (A) Good Reason, (B) death, (C) Disability (as defined in Optionee's Employment Agreement with the Company) or (D) Retirement, then unvested Options on the date of such termination shall immediately terminate and shall no longer vest or become exercisable and the Option may only be exercised with respect to the number of shares for which it was exercisable at the time of such termination of employment, and Options which are vested on the date of such termination may be exercised at any time within a period ending 90 days after such termination. At the end of this 90 day period, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

          (c)   In the event of a termination of the Optionee's employment for reasons of death, Disability or Retirement, Optionee (or his or her personal representative) may exercise this Option at any time within a period ending at the Expiration Date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination. Unvested Options on the date of such termination shall immediately terminate and shall no longer vest or become exercisable and the Option may only be exercised with respect to the number of shares for which it was exercisable at the time of such termination of employment.

        5.    Restrictions on Transferability.    No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

        6.    Notice of Exercise.    This Option may be exercised by the Optionee, by a written notice signed by the Optionee and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder. In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option. In the event of the Optionee's death or Disability, the Option may be exercised as described above by, and the Option shall be granted in the name of, the Optionee's administrators, executors or personal representatives.

        7.    Forfeiture.

          (a)   If, at any time within the later of (i) one year after termination of the Optionee's employment or (ii) one year after the Optionee's exercise of any portion of this Option, the Optionee engages in any of the Forfeiture Activities described below, then (1) this Option shall terminate effective the date on which the Optionee enters into such activity, unless terminating sooner by operation of another term or condition of this Agreement, and (2) any Option Gain realized by the Optionee from exercising all or a portion of this Option shall be paid by the Optionee to the Company. "Forfeiture Activity" shall include the marketing of bank services targeted to the unbanked Latino market for a competitor of the Company, or any of its subsidiaries, within the State of Georgia, where the Optionee works. "Option Gain" shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase. The forfeiture provisions described in this Section shall apply even if the Company does not elect otherwise to enforce the employment agreement or take other action against the Optionee, but shall not apply if termination of the Optionee's employment with the Company occurs in connection with or following a Corporate Transaction involving the Company.

          (b)   By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Optionee owes the Company under this Section. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Optionee to the Company, calculated as set forth above, the Optionee shall pay immediately the unpaid balance to the Company. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

          (c)   The Optionee may be released from its obligations under this Section only if the Board or the Committee determines in its sole discretion that such action is in the best interests of the Company.

        8.    Vesting and Exercise of Shares.    This Option shall vest and become exercisable in accordance with the vesting schedule set forth on the front of this Agreement and as provided in Section 4 of this Agreement, if the Option has not been terminated prior to such date pursuant to the terms of this Agreement. After vesting, the Option may be exercised with respect to the vested shares at any time until the Expiration Date if the Option has not been terminated prior to such date pursuant to the terms of this Agreement.

        9.    Compliance with Regulatory Matters.    The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of stock complies with the provisions described by this Section.

        10.    Antidilution.

          (a)   If (i) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, or (ii) any spin off, spin out or other distribution of assets materially affects the price of the Company's stock, then the rights of Optionee (concerning the number of shares subject to Options and the Exercise Price) under this Agreement shall be adjusted proportionately by the Committee.

          (b)   If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

              (i)  declare that all Options granted under this Agreement shall become exercisable immediately notwithstanding the provisions of this Agreement regarding exercisability, and that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; and/or

             (ii)  notify Optionee that all Options granted under this Agreement shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

          (c)   If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 10(b), the provisions of such Section 10(b) shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all Options outstanding under this Agreement to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under this Agreement to be exercisable at any time on or before the fifth (5th) business day following such adoption notwithstanding the provisions of this Agreement regarding exercisability.

          (d)   The adjustments described in paragraphs (a) through (c) of this Section 10, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Section 9 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

        11.    Miscellaneous.

          (a)   This agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b)   This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

          (c)   Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth on the reverse side of this Stock Option Certificate and, if to the Company, to the address of its then current executive offices.

          (d)   This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e)   The Optionee shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

          (f)    This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

          (g)   If any provision of this Agreement should be held to be invalid, illegal or unenforceable, then such provision shall be construed in such a way as to make such provision enforceable, or this Agreement shall be construed as if such provision had never been contained herein, and such invalidity, illegality or unenforceability shall not affect any other provision hereof.